                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 14, 2001 relating to the consolidated financial statements and financial statement schedules, which appear in the Annual Report on Form 10-K of NetScout Systems, Inc. for the year ended March 31, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, MA
November 20, 2001